Exhibit 10.1

Under the Credit reporting Act 2013 lenders arc required to provide customer and credit information for credit applications and credit agreements of €500 and above to the Central Credit Register. This information will be held on the Central Credit Register and may be used by other lenders when making decisions on your credit applications and agreements.

The Central Credit Register is maintained and operated by the Central Bank of Ireland. For information on your rights and duties under the Credit Reporting Act 2013 please refer to the factsheet prepared by the Central Bank of Ireland. This factsheet is available on www.centralcreditregister.ie.

The Directors

Exaxe Limited

70 Sir John Rogerson’s Quay

Dublin 2

____ June 2019

Dear Sirs

Euro overdraft facility

HSBC France, Dublin Branch (the Bank) is pleased to offer Exaxe Limited (the Borrower) the facilities referred to below (each a Facility and together the Facilities) on the terms and subject to the conditions set out in this letter (the Facility Letter).

The Bank recommends that the Borrower seek independent advice before accepting the offer in the Facility Letter.

Capitalised terms used and not otherwise defined in the Facility Letter shall have the meanings given to them in the Schedule to the Facility Letter entitled “Definitions”. Words denoting the singular include the plural and vice versa and any words denoting any gender include all genders.

Limit

The amount of the Facility (the Limit) will be €400,000 (four hundred thousand Euro) and shall be used by the Borrower for working capital purposes. The Facility will be available on the following account (the Facility Current Account):

Facility Current Account	Currency
411-021462-001	EUR

Availability

The Bank may at any time withdraw the Facility and/or demand repayment of all sums owing to it whereupon all amounts borrowed under the Facility (together with accrued and unpaid interest) shall become immediately due and payable. Following withdrawal and/or demand, no further utilisations may be made under the Facility. Without prejudice to the rights of the Bank under the Facility Letter, the Facility is subject to review from time to time and in any case in May 2020. The terms on which any such review may be conducted are at the sole discretion of the Bank.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

The Borrower may, at any time, without penalty repay the amount owing to the Bank, together with any interest and charges owing, and advise the Bank, in writing, that the Facility is no longer required.

Interest Rate

Interest in respect of the Facility will be payable at the rate of:

(a)	3.5% per annum over the prevailing European Central Bank Rate on amounts up to the Limit; and

(b)	7% per annum over the prevailing European Central Bank Rate on amounts over the Limit.

provided that, should the prevailing European Central Bank Rate at any time become a negative rate, the European Central Bank Rate will be deemed to be zero for the purposes of the calculation of the interest hereunder.

Security

The Borrower’s obligations to the Bank under the Facility Letter will be secured by:

(a)	all existing security (if any) and any future security held by the Bank for those obligations; and

(b)	security in the Bank’s preferred form as set out in the Security Schedule, (together the Security).

Where Security is provided by a holding company of the Borrower or a subsidiary company of the Borrower or of any holding company of it, each such holding company or subsidiary company is referred to as a Company.

The Security is required as a secondary source of repayment in the event that the Borrower fails to repay the Facility as set out in the Facility Letter.

Pre-Utilisation Conditions

The Facility will not become available until the conditions set out in the Pre-Utilisation Conditions Schedule (the Pre-Utilisation Conditions) have been complied with to the satisfaction of the Bank.

The Borrower hereby agrees that the Pre-Utilisation Conditions are for the sole exclusive benefit of the Bank, are severable and any of them may be waived by the Bank in whole or in part at its absolute discretion and on such conditions as it shall think fit without the consent of the Borrower or any guarantor.

Condition Subsequent

The filing of a Form Cl by the Borrower with the Companies Registration Office within 21 days of the date of execution of the Security Document.

Utilisations

Utilisations under the Facility shall be subject to the Bank’s current practice from time to time which practice will be explained on request as utilisations are requested.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

Undertakings and Representations

Without affecting the Bank’s right at any time to withdraw the Facility and/or demand repayment of all sums owing to it, the Borrower will:

(a)	give the undertakings (the Undertakings) set out in the Undertakings Schedule to the Bank which will remain in force until the Facility has been repaid in full; and

(b)	make the representations and warranties set out in the Representations Schedule to the Bank.

Terms and Conditions

Further details of the terms and conditions that apply to the Facility are set out in the General Terms and Conditions and other Schedules attached to the Facility Letter. The General Terms and Conditions and other Schedules are incorporated into the Facility Letter. In the event of any conflict between the Facility Letter and a provision of the General Terms and Conditions or any such Schedule, the Facility Letter shall take precedence.

The Bank may, at its discretion, change any of the provisions of the Facility Letter (including fees and/or the General Terms and Conditions and other Schedules attached) by giving at least 30 days’ written notice sent to the Borrower.

Set-Off

The Bank may, without prior notice to the Borrower, apply any credit balance (whether or not then due and in whatever currency) which is at any time held by any office or a branch of the Bank for the account of the Borrower in or towards satisfaction of any sum payable (whether or not then due) by the Borrower under the Finance Documents. The Bank is not obliged to exercise any of its rights under this clause, which are without prejudice, and in addition, to any right of set-off, combination or consolidation of accounts, lien or similar right which the Bank has under any applicable law.

Acceptance

To accept this offer please arrange for the enclosed copy of the Facility Letter to be signed and returned to the address above to arrive no later than 28 days from the date of the Facility Letter or such other period as the Bank may agree. The acceptance date will be the date of receipt at this office of the enclosed copy duly completed. If not accepted within this period, the offer will lapse.

Yours faithfully,

/s/ Lorraine Donnelly	/s/ Glenn Whelan
Lorraine Donnelly	Glenn Whelan
Head of Global, Liquidity and Cash Management	Senior Relationship Manager
For and on behalf of HSBC France, Dublin Branch	For and on behalf of HSBC France, Dublin France

Schedules:	Security Schedule Pre-Utilisation Conditions Schedule Undertakings Schedule Representations Schedule General Terms and Conditions Definitions

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

SECURITY SCHEDULE

●	Debenture between the Borrower and the Bank comprising a fixed and floating charge over the Borrower’s assets specified therein and dated on or about the date hereof.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820,

Ireland Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

PRE-UTILISATION CONDITIONS SCHEDULE

Acceptance of the Facility Letter

Receipt by the Bank of the Facility Letter accepted on behalf of the Borrower by all appropriate signatories.

Authorisations

(a)	Receipt by the Bank of a copy of the certificate of incorporation (together with all applicable, if any, certificate(s) of incorporation on a change of name and certificate of incorporation) and the constitutional documents of the Borrower certified as up to date by the company secretary or a director.

(b)	Receipt by the Bank of certified copy of board resolutions of the directors of the Borrower:

(i)	approving the Facility Letter and authorising a person or persons to accept the Facility Letter;

(ii)	approving any Security to be given by the Borrower and authorising persons to execute that Security; and

(iii)	approving the provision of a certificate from a director of the Borrower as referred to in (e) below.

The board resolutions are to be certified as true and correct by the chairman of the board meeting and the company secretary or a director.

(c)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(d)	Receipt by the Bank of a certificate from a director or the secretary of the Borrower, in form and substance acceptable to the Bank, confirming, amongst other things, that (i) borrowing or guaranteeing, as appropriate, the Facility would not cause any borrowing, guaranteeing or similar limit binding on the Borrower to be exceeded and (ii) the Borrower is not prohibited by any relevant law or regulation from entering into the Finance Documents to which it is a party and (iii) that the provisions of Section 239 of the Companies Act 2014 do not prohibit the execution by the Borrower of the Finance Documents to which it is a party.

Security

(a)	Evidence that the Borrower has good and marketable title to the assets (the Assets) over which they are providing Security.

(b)	Security Documents in form and content satisfactory to the Bank.

(c)	Receipt by the Bank of the Security Documents properly executed by the parties to them.

(d)	Any documents required to enable registration of the Security at the Companies Registration Office, the Land Registry or Registry of Deeds or any other registry.

(e)	Evidence of the deregistration of the charge dated 22 May 2017 in favour of AIB Commercial Finance Limited.

Insurance

Evidence of insurance of the Borrower’s assets in accordance with the Insurance provisions in the Undertakings Schedule.

Miscellaneous

(a)	Compliance with the Bank’s “know your customer” requirements.

(b)	Receipt by the Bank of a bank mandate form completed by the Borrower.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

UNDERTAKINGS SCHEDULE

Environmental Obligations

The Borrower will comply with all applicable current laws, regulations and practices relating to the protection of the environment from pollution (the Environmental Obligations).

Insurance

(a)	If required by the Bank, the Borrower will keep, its assets fully insured against fire, theft, explosion, terrorist activities, floods, storm and other reasonable risks for their full reinstatement value with an insurer acceptable to the Bank and with the Bank’s interest noted on the policy or policies. The insurance will also cover financial loss following business interruption as a result of damage or loss of the Borrower’s assets caused by the insured risks and will be in an amount and in a form acceptable to the Bank.

(b)	The Borrower will provide the Bank with a copy of the relevant policies and insurance premium receipts upon request.

Information

(a)	The Borrower will promptly provide to the Bank any financial or other information that the Bank may, from time to time, reasonably request.

(b)	The Borrower will also provide to the Bank audited accounts, in form and substance acceptable to the Bank, not later than three months after the Borrower’s balance sheet date.

(c)	Where the Borrower’s financial accounts have not been audited, the Bank may request an audit be carried out at the Borrower’s expense by an auditor acceptable to the Bank.

(d)	All accounts and other financial information provided to the Bank will be prepared in accordance with generally accepted accounting standards.

(e)	The information that the Bank asks for is required to enable it to understand the Borrower’s financial position and to assess the Borrower’s ability to meet its obligations in the Facility Letter.

Restriction on Lending

The Borrower will not advance, whether subject to a formal or informal arrangement, any monies by way of a loan to a director of the Borrower, a member of the Group or any Subsidiary without the prior written consent of the Bank.

In this provision:

(a)	Unless the context requires otherwise, the application of the definition of Group to any company at any time shall apply to the company as it is at that time; and

(b)	Unless the context requires otherwise:

(i)	the application of the definition of Subsidiary to any company at any time shall apply to the company as it is at that time; and

(ii)	references to Subsidiary are references to a Subsidiary of the Borrower.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

Negative pledge

The Borrower will not create or allow any mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other encumbrance over all or any part of its assets or revenues or uncalled capital.

Pari Passu Ranking

The Borrower shall ensure that at all times any unsecured and unsubordinated claims of the Bank against it under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

Miscellaneous

If required by the Bank, the Borrower will pay any rental and other income from its assets which are the subject of any Security into an account with the Bank or to such account as the Bank may require.

Sanctions

The Borrower will not, directly or indirectly, use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (as defined below), (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as underwriter, advisor, investor or otherwise).

Anti-corruption and anti-money laundering

The Borrower undertakes to implement necessary measures and relevant policies and procedures in order to prevent any infringement by any member of the Group of anti-corruption and anti-money laundering laws and regulations in force in any competent jurisdiction, including, but not limited to, the Criminal Justice (Corruption Offences) Act 2018 and the Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010 - 2018.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

REPRESENTATIONS SCHEDULE

Status

The Borrower is duly incorporated with limited liability under the laws of Ireland and has the power to own its assets and carry on its business as it is being conducted.

Power and authority

The Borrower has:

(a)	the power and authority to enter into the Finance Documents to which it is a party and to perform and observe the obligations under those documents; and

(b)	has completed the Security to which it is a party in accordance with its constitutional documents.

Obligations under the Finance Documents

The Borrower is in full compliance with its obligations under the Finance Documents to which it is a party and the entry into and performance by the Borrower of the Finance Documents to which it is a party and the transactions contemplated thereby do not and will not conflict with any law or regulation applicable to the Borrower or any party thereto or the constitutional documents of the Borrower or any party thereto or with any agreement or instrument to which the Borrower or any such party is a party or by which it is bound.

Environmental Obligations

The Borrower is in full compliance with the Environmental Obligations and the Borrower is not aware of any circumstance that may prevent full compliance in the future.

No misleading information

(a)	The Borrower has disclosed to the Bank all facts to enable the Bank to consider whether to make available the Facility to it.

(b)	All information provided by or on behalf of the Borrower was true, complete and accurate in all material respects as at the date it was provided and has not become materially adversely misleading or incorrect.

Centre of main interests

For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the Regulation), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of the Borrower is situated in Ireland.

Pari Passu ranking

The Borrower’s payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for the obligations mandatorily preferred by laws of general application to companies.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

Time for making representations

Each representation and warranty will be taken to be made by the Borrower daily until the Facility has been repaid in full by reference to the facts and circumstances existing at the date the representation or warranty is made.

Sanctions

None of the Borrower, any of its Subsidiaries, any director or officer, or any employee, agent, or affiliate, of the Borrower or any of its Subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or the Hong Kong Monetary Authority (collectively, “Sanctions”), or (ii) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria.

Anti-corruption and anti-money laundering

Neither the Borrower, nor any of its Affiliates, nor any of their agents, directors, employees or representatives, has engaged in an activity, committed an act, or behaved in a way that may infringe any law or regulation intended to prevent or punish corruption or money laundering in any jurisdiction in which the Borrower or another member of the Group carries on an activity or to which it is submitted including, but not limited to, the Criminal Justice (Corruption Offences) Act 2018 and the Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010 - 2018.

In addition, the Borrower has instituted and maintains policies and procedures designed to promote and achieve compliance with any applicable anti-corruption and anti-money laundering laws and regulations.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

GENERAL TERMS AND CONDITIONS

The following terms and conditions will apply to the Facility.

1	Utilisations

(a)	The Bank will make payments from the Borrower’s account if there are cleared funds in the Borrower’s account, or they are covered by the Limit or by an increase to the Limit that the Bank has approved following a formal or an informal request from the Borrower.

(b)	If the Bank does not agree to a formal or an informal request from the Borrower for an increase to the Limit, then the Bank will not usually make any payment authorised by the Borrower that would cause its account to go over the Limit.

2	Interest

(a)	Interest will be calculated on a daily basis and on the basis that there are 360 days in each year (or where practice in the relevant interbank market for the currency in question differs, in accordance with that market practice). Interest calculated on this basis will be payable in respect of each of the 360 days in a calendar year.

(b)	Interest will be debited in arrears to the Facility Current Account on the Bank’s quarterly charging dates. On the dates interest (or any other charge) is debited, interest will become payable on any borrowings created by such debit.

(c)	The Bank may, from time to time and at its discretion, change its interest rates.

(d)	If the Bank demands repayment of the Facility, interest after demand will be charged at the same rates and on the same basis as before demand.

3	Interest on Borrowings Over the Limit

If the Limit is exceeded, the Bank may charge interest at higher rates than set out in the Facility Letter.

4	Charges for Borrowings Over the Limit

(a)	If borrowings are over the Limit, in addition to charging interest as set out in the Facility Letter, the Bank may also charge a daily overdraft fee at the rate specified by the Bank from time to time.

(b)	The daily overdraft fee will be debited in arrears to the Facility Current Account at least 14 days after the interest charging dates on the Borrower’s accounts with the Bank.

(c)	As an alternative to the daily overdraft fee, or in addition to that fee, the Bank may charge management fees if time is spent monitoring the Borrower’s accounts or the circumstances otherwise require.

(d)	The Bank will debit any such management fees to the Facility Current Account and will tell the Borrower the amount of such fees before debiting them.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

5	Costs and Expenses

(a)	The Borrower will pay to the Bank the amount of all costs and expenses (including any legal,security and valuation fees), stamp duty, taxes and other charges and registration costs incurred or charged by the Bank in connection with:

(i)	the negotiation, preparation, administration, amendment, variation, replacement or supervision of the Facility or any Finance Document; and

(ii)	the enforcement of or the preservation of any rights under any Finance Document and any proceedings instituted by or against the Bank as a consequence of taking or holding the Security or enforcing these rights.

(b)	The Bank will debit these costs to the Facility Current Account and will tell the Borrower of theamount of such costs before they are debited.

6	Indemnity

The Borrower will indemnify the Bank on demand against any cost, loss or liability incurred by the Bank in connection with or arising out of:

(a)	the application of the Facility or any part of it by the Borrower; and/or

(b)	the provision of the Facility or any other banking facilities by the Bank to the Borrower; and/or

(c)	the Bank having a security interest in any assets of the Borrower or any other person providing Security, including:

(i)	those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Facility or its application; or

(ii)	in respect of a breach of, or a failure to meet, any Environmental Obligations.

7	Demand and Notice

Any demand or notice given by the Bank under the Facility Letter may be:

(a)	by letter addressed to the Borrower or any officer of the Borrower sent by post to or left at the Borrower’s address last known to the Bank or at the Borrower’s registered office; or

(b)	by fax or other electronic means to the Borrower’s last known fax number or electronic mail address. If sent by post, the demand or notice will be taken to have been made or given at noon the second day following the day the letter was posted. If sent by fax or other electronic means, the demand or notice will be taken to have been made or given at the time of transmission.

Unless otherwise advised by the Bank any notices given by the Borrower to the Bank under this letter will be delivered to HSBC France, Dublin Branch, 1 Grand Canal Square, Grand Canal Harbour, Dublin 2.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

8	Joint Borrowers

If the Borrower consists of two or more persons (whether corporates, partners or otherwise):

(a)	they will be jointly and individually liable to the Bank for the Facility and for any other moneys from time to time owing to the Bank in respect of the Facility;

(b)	any notice given to any one of them under the Facility Letter will be notice to all of them;

(c)	if at any time any one or more of the provisions of the Facility Letter is or becomes invalid, illegal or unenforceable against any one or more of them, it will remain enforceable against the others as if it had been addressed to only to those others;

(d)	the Bank’s rights against any one such person will not be impaired, discharged or otherwise affected by:

●	the Bank granting any time or indulgence to any of the others;

●	the Bank varying or releasing any of the others from any liability to the Bank or any Security relating to such liability;

●	the Bank failing to take any such Security; and/or

●	any act, event or omission which would, but for these provisions, impair, discharge or otherwise affect any of such rights of the Bank; and

(e)	no such person will be entitled without the written consent of the Bank to exercise any right or make any claim against any of the others (including any right of subrogation or right to prove in a liquidation) arising by virtue of any payment made in accordance with the Facility Letter or otherwise in connection with the Facility Letter.

9	Payments

(a)	All payments by the Borrower will be made in cleared funds in the currency in which the payment is due on the due date for payment or, if that day is not a Business Day, on the next succeeding Business Day.

(b)	All payments will be made without any deduction or withholding (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise).

(c)	If the Borrower is required by law to make any deduction or withholding from a payment, it will promptly pay to the Bank such additional sums as will make the net sum received by the Bank equal to the full sum payable had there been no deduction or withholding.

10	Increased Costs

(a)	To the extent that the Bank is not compensated under any other provision in the Facility Letter, the Borrower will on demand by the Bank compensate the Bank either:

(i)	by an increase in the interest rate; or

(ii)	by such other payments as the Bank may require,

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

in respect of each additional or increased cost incurred by the Bank or reduction in the rate of return from the Facility resulting from:

●	the introduction of or any change in (or interpretation, administration or application of) any law or regulation after the date of the Facility Letter; or

●	compliance with any law or regulation made after the date of the Facility Letter.

This will include the consequences of any tax in respect of any payment received or receivable by the Bank under the Facility (other than tax assessable on its overall net income).

(b)	The Bank will provide written notice to the Borrower specifying the amount of the payments or increase in the interest rate (as the case may be) required in respect of any such additional or increased cost or reduction in return. However, the Bank will not be required to disclose any information relating to the manner in which the Bank or any affiliated company of the Bank employ their capital or arrange their internal financial affairs.

(c)	In (a) above the term regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

(d)	In (b) above the term affiliated company includes any subsidiary or holding company as such terms are defined in section 7 and section 8 respectively of the Companies Act 2014 (as the same may be amended, varied or replaced) or any other subsidiary of any such holding company.

11	Miscellaneous

(a)	No delay or failure by the Bank in exercising any right or remedy will be taken to mean or take effect as a waiver or release of that right or remedy. Each party will always be entitled to exercise all its rights and remedies unless it has expressly waived them in writing.

(b)	If at any time any one or more of the provisions of the Facility Letter is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of the Facility Letter will not be in any way affected.

(c)	If it becomes unlawful for the Bank to perform all or any of its obligations under the Facility Letter, then the Bank will notify the Borrower and:

(i)	the Borrower will repay any part of the Facility which has been utilised together with all other amounts due and owing to the Bank; and

(ii)	any part of the Facility that has not been utilised will be cancelled.

(d)	The Borrower may sign any number of copies of the Facility Letter and these copies together with the copy or copies signed on behalf of the Bank, will form a single document.

12	Governing Law and Enforcement

(a)	The Facility Letter, and all non-contractual obligations arising out of it, will be governed by and construed in accordance with the laws of Ireland and all claims and disputes (including non-contractual claims and disputes) arising out of or in connection with the Facility Letter or its subject matter, negotiation or formation will be determined in accordance with the laws of Ireland.

(b)	The Borrower and the Bank both submit to the non-exclusive jurisdiction of the courts of Ireland in relation to all claims, disputes, differences or other matters (including non-contractual claims, disputes, differences or other matters) arising out of or in connection with the Facility.

(c)	The Borrower:

(i)	waives any objection to the courts of Ireland including an objection on grounds of inconvenience; and

(ii)	agrees that a judgment or order of a court of Ireland in connection with the Finance Documents is binding on it and may be enforced against it in the courts of any other jurisdiction.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

DEFINITIONS

Affiliate means, in relation to a company, (i) any entity held or controlled, whether directly or indirectly, by that company, (ii) any entity holding or controlling that company, whether directly or indirectly, alone or in concert with others, and (iii) any entity held or controlled, whether directly or indirectly, by any of the companies specified in point (ii).

Business Day means a day (other than a Saturday or Sunday) on which the relevant banking offices and markets are open for business for the currency and transaction involved;

European Central Bank Rate means the main refinancing operations (fixed rate) published by the European Central Bank on https://www.ecb.europa.eu/home/html/index.en.html. The European Central Bank Rate is -0.40% per annum at the date of this Facility Letter but it may change from time to time.

Facility Current Account means the current account of the Borrower with the Bank on which the Facility is run;

Finance Documents mean the Facility Letter, any Security Document and any other document designated as a Finance Document by the Bank and the Borrower;

Group means Majesco and its Subsidiaries from time to time and “member of the Group” shall be construed accordingly;

Security Document means any document to be executed in order to create the Security; and

Subsidiary has the meaning given to such expression by section 7 of the Companies Act 2014.

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.

ACCEPTANCE BY THE BORROWER

We Exaxe Limited accept the offer and agree to all the terms and conditions contained in the Facility Letter dated ___June 2019.

Date: 17, July 2019

Authorised Signatory:

Witness

412 MOUNT KEMBLE AVE, SUITE 110C, MORRISTOWN, NJ 07960 USA

Address

VP. FINANCE MAJESCO

Occupation

Authorised Signatory: __________________

Witness

Address

Occupation

RESTRICTED - HSBC France, Dublin Branch

1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820, Ireland

Tel: +353-1-635-6000 Website: www.hsbc.ie

HSBC France, Dublin Branch is a registered business name of HSBC France, a branch registered in Ireland (registration number 908966) having its registered office at 1 Grand Canal Square, Grand Canal Harbour, Dublin 2, D02 P820 and regulated by the Central Bank of Ireland for conduct of business rules. The branch is registered by HSBC France, a company incorporated under the laws of France as a société anonyme (registered number 775 670 284 RCS Paris), having its registered office at 103, avenue des Champs-Elysées, 75008 Paris, France. HSBC France is supervised by the European Central Bank, as part of the Single Supervisory Mechanism, the French Prudential Supervisory and Resolution Authority (l’Autorité de Contrôle Prudentiel et de Résolution) as the French National Competent Authority and the French Financial Markets Authority (l’Autorité des Marchés Financiers) for the activities carried out over financial instruments or in financial markets.